SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 16, 2009

HOUSTON AMERICAN ENERGY CORP.
(Exact name of registrant as specified in Charter)

Delaware	1-32955	76-0675953
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

801 Travis Street, Suite 1425 Houston, Texas 77002
(Address of Principal Executive Offices)(Zip Code)

713-222-6966
(Issuer Telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountants.

On January 16, 2009, Houston American Energy Corp. (the “Company”) dismissed Malone & Bailey, PC (“M&B”) as the Company’s independent registered public accounting firm.  On the same date, the Company appointed GBH CPAs, PC (“GBH”) as the Company’s new independent certifying accountants.

The decision to dismiss M&B and appoint GBH was recommended and approved by the Company’s audit committee and board of directors.

M&B’s report on the financial statements for the year ended December 31, 2007 did not contain an adverse opinion or disclaimer, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s two most recent fiscal years (commencing with the appointment of M&B on April 16, 2007) and any subsequent interim period preceding the dismissal of M&B, there were no disagreements with M&B on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s) if not resolved to the satisfaction of M&B, would have caused M&B to make reference to the subject matter of the disagreement(s) in connection with its report.

During the Company’s two most recent fiscal years (commencing with the appointment of M&B on April 16, 2007) and any subsequent interim period preceding the dismissal of M&B, there have been no reportable events of the type required to be disclosed by Item 304(a)(1)(v) of Regulation S-K, except that M&B advised the Company of material weaknesses in the Company’s internal control over financial reporting as of December 31, 2007.  For further discussion of the material weaknesses identified, refer to Item 9A(T) of the Company’s amended annual report on Form 10-K/A for the year ended December 31, 2007.

Prior to the engagement of GBH, the Company did not consult with such firm regarding the application of accounting principles to a specific completed or contemplated transaction, or any matter that was either the subject of a disagreement or a reportable event. The Company also did not consult with GBH regarding the type of audit opinion which might be rendered on the Company's financial statements and no oral or written report was provided by GBH.

The Company has provided M&B with a copy of the disclosures it is making in response to Item 304(a) of Regulation S-K.  The Company has requested that M&B review the disclosure and furnish the Company with a letter addressed to the Commission stating whether it agrees with the statements made by the Company in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree.  Such letter is filed as an exhibit to this Report.

The audit partner from GBH assigned to our account was previously our audit partner at M&B. We considered the continuity of the audit partner to be a significant factor in the decision to change our independent registered public accounting firm.

M&B was originally appointed as our independent registered public accounting firm on April 16, 2007 and did not provide services for fiscal years prior to 2007.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

16.1	Letter from Malone & Bailey, PC regarding change of certifying independent accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSTON AMERICAN ENERGY CORP.

Dated: January 22, 2009
	By:	/s/ James J. Jacobs
James J. Jacobs,
Chief Financial Officer